EXHIBIT 3.1
                                                                     -----------



                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                 L-1 HOLDING CO.

     L-1 Holding Co., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify that:

FIRST: The present name of the Corporation is L-1 Holding Co. The Corporation was incorporated under the same name by the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware on April 27, 2007.

SECOND: This Amended and Restated Certificate of Incorporation, which amends and restates the Certificate of Incorporation in its entirety, has been duly adopted in accordance with Section 245 and 242 of the General Corporation Law of the State of Delaware ("DGCL") and by the written consent of the sole stockholder of the Corporation in accordance with Section 228 of the General Corporation Law of the State of Delaware.

THIRD: The Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety with effect from 12:00 p.m. on May 16, 2007 to read as set forth below:

                                    ARTICLE I
                                      NAME
                                      ----

          The name of the Corporation is L-1 Identity Solutions, Inc.

                                   ARTICLE II
                                REGISTERED OFFICE
                                -----------------

               The registered office of the Corporation in the State of Delaware is located at 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle, Delaware 19808. The name and address of its registered agent is Corporation Service Company, 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle, Delaware 19808.

                                   ARTICLE III
                                    PURPOSES
                                    --------

               The nature of the business or purposes to be conducted or promoted by the Corporation are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware. In addition, the Corporation may become a partner in any business engaged in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

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                                   ARTICLE IV
                                  CAPITAL STOCK
                                  -------------

         Section 1.  Number of Shares.

               The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is One Hundred Twenty-Seven Million (127,000,000) shares, of which (a) One Hundred Twenty-Five Million (125,000,000) shall be Common Stock, par value $0.001 per share (the "Common Stock"), and (b) Two Million (2,000,000) shall be Preferred Stock, par value $0.001 per share (the "Preferred Stock"). As set forth in this Article IV, the Board of Directors of the Corporation (the "Board of Directors") is authorized from time to time to establish and designate one or more series of Preferred Stock, to fix and determine the variations in the relative rights and preferences as between the different series of Preferred Stock in the manner hereinafter set forth in this Article IV, and to fix or alter the number of shares comprising any such series and the designation thereof to the extent permitted by law.

               Any and all such shares issued, and for which the full consideration has been paid or delivered, shall be deemed fully paid stock and the holder of such shares shall not be liable for any further call or assessment or any other payment thereon.

               The Board of Directors is authorized to issue, from time to time, all or any portion of the capital stock of the Corporation, of any class, which may have been authorized but not issued or otherwise reserved for issue, to such person or persons and for such lawful consideration (including property or services at their fair value), as it may deem appropriate, and generally in its absolute discretion to determine the terms and manner of any disposition of such authorized but unissued capital stock.

         Section 2.  General.

               No holder of any capital stock of the Corporation shall be entitled as such, as a matter of right, to subscribe for or purchase any part of any new or additional issue of capital stock of any class whatsoever of the Corporation, or of securities convertible into stock of any class whatsoever, whether now or hereafter authorized, or whether issued for cash or other consideration or by way of dividend.

               The designations, powers, preferences and rights of, and the qualifications, limitations and restrictions upon, each class or series of capital stock shall be determined in accordance with, or as set forth below in, Sections 3 and 4 of this Article IV.

         Section 3.  Preferred Stock.

               Subject to any limitations prescribed by law, the Board of Directors is expressly authorized to provide by resolution for the issuance of the shares of Preferred Stock in one or more series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish or change from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences and the relative, participating, optional or other special rights of the shares of each series and any qualifications, limitations and restrictions thereof.

               The authority of the Board with respect to each series shall include, but shall not be limited to, determination of the following:

               (a) The distinctive serial designation and number of shares constituting such series;

               (b) The dividend rates of the amount of dividends, if any, to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date or dates, the payment date or dates for dividends, and the participating and other rights, if any, with respect to dividends;

               (c) The voting powers, full or limited, if any, of the shares of such series;

               (d) Whether the shares of such series shall be redeemable and, if so, the price or prices at which, and the terms and conditions on which, such shares may be redeemed;

               (e) The amount or amounts payable upon the shares of such series and any preference applicable thereto in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

               (f) Whether the shares of such series shall be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and if so entitled, the amount of such fund and the manner of its application, including the price or prices at which such shares may be redeemed or purchased through the application of such fund;

               (g) Whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes of capital stock of the Corporation and, if so convertible or exchangeable, the conversion price or prices, or the rate or rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

               (h) The price or other consideration for which the shares of such series shall be issued;

               (i) Whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of Preferred Stock (or series thereof) and whether such shares may be reissued as shares of the same or any other class or series of capital stock; and

               (j) Such other powers, preferences, rights, qualifications, limitations and restrictions thereof as the Board of Directors may deem advisable.

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          Section 4. Common Stock.

               Subject to all of the rights, powers and preferences of the Preferred Stock and except as provided by law or in this Article IV (or in any certificate of designation of any series of Preferred Stock) or by the Board of Directors pursuant to this Article IV:

               (a) Voting Rights. Each holder of record of Common Stock shall be entitled to one vote in person or by proxy at any and all meetings of the stockholders of the Corporation for each share of Common Stock standing in his name on the books of the Corporation.

               (b) Dividends. Subject to any limitations prescribed by law, the holders of Common Stock shall be entitled to receive dividends out of funds legally available therefor at such times and in such amounts as the Board of Directors may determine in their sole discretion.

               (c) Liquidation. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after the payment or provision for payment of all debts and liabilities of the Corporation, the holders of Common Stock shall be entitled to share ratably in the remaining assets of the Corporation available for distributions.

                                    ARTICLE V
                                  INCORPORATION
                                  -------------

               The name and mailing address of the incorporator is as follows:

         Name                              Address
         ----                              -------

         Harsh Pais                        c/o. Weil, Gotshal & Manges LLP
                                           767 Fifth Avenue, New York, NY 10153.


                                   ARTICLE VI
                               STOCKHOLDER ACTION
                               ------------------

               No action that is required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders may be effected by written consent of stockholders in lieu of a meeting of stockholders, unless the action to be effected by written consent of stockholders and the taking of such action by such written consent have expressly been approved in advance by the Board of Directors. Except as otherwise required by law, special meetings of the stockholders of the Corporation may be called only by (i) the Board of Directors pursuant to a resolution approved by the affirmative vote of the Directors then in office, (ii) the Chairman of the Board, if one is elected, or (iii) the Chief Executive Officer. Only those matters set forth in the notice of

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          the special meeting may be considered or acted upon at a special meeting of stockholders of the Corporation, unless otherwise provided by law. Advance notice of any matters or nominations which stockholders intend to propose for action at an annual meeting shall be given in the manner provided in the By-Laws.

                                   ARTICLE VII
                                    DIRECTORS
                                    ---------

          Section 1. General.

               The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors except as otherwise provided herein or required by law.

          Section 2. Election of Directors.

               Election of Directors need not be by written ballot unless the By-Laws of the Corporation shall so provide.

          Section 3. Number and Terms of Directors.

               (a) The number of Directors of the Corporation shall be no more than fourteen unless that number is changed by the prior approval of at least two-thirds of the members of the Board of Directors then in office and at least two-thirds of the independent members of the Board of Directors then in office.

               (b) As used in this Certificate of Incorporation, an "independent" member of the Board of Directors shall be as defined by the rules and regulations of the principal exchange or national market on which the Common Stock is quoted or listed for trading.

               (c) The Board of Directors shall be classified, with respect to the term for which they severally hold office, into three classes, as nearly equal in number as possible. One class of Directors shall be initially elected for a term expiring at the annual meeting of stockholders to be held in 1997, another class shall be initially elected for a term expiring at the annual meeting of stockholders to be held in 1998, and another class shall be initially elected for a term expiring at the annual meeting of stockholders to be held in 1999. Members of each class shall hold office until their successors are elected and qualified or until their earlier resignation or removal. At each succeeding annual meeting of the stockholders of the Corporation, the successors of the class of Directors whose term expires at that meeting shall be elected by a plurality vote of all votes cast at such meeting to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

          Section 4. Vacancies.

               Any vacancy occurring in the Board of Directors, including any vacancy created by reason of an increase in the number of Directors or resulting from death, resignation, disqualification, removal or other causes, shall be filled by the Nominating and Governance Committee of the Board of Directors in accordance with Section 7 below. Any Director appointed in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director's successor shall have been duly elected and qualified or until his or her earlier resignation or removal. When the number of Directors is increased or decreased, the Board of Directors shall determine, subject to the last sentence of Section 7 below, the class or classes to which the increased or decreased number of Directors shall be apportioned. No decrease in the number of Directors shall shorten the term of any incumbent Director. In the event of a vacancy in the Board of Directors, the remaining Directors, except as otherwise provided by law, may exercise the powers of the full Board of Directors until the vacancy is filled.

          Section 5. Removal.

               Any Director (including persons elected by Directors to fill vacancies in the Board of Directors) may be removed from office only with cause and shall require, in addition to any other vote required by law, the affirmative vote of at least two-thirds of the total votes which would be eligible to be cast by stockholders in the election of such Director only at a duly constituted meeting of stockholders called expressly for such purpose. A Director may not be removed from office without cause. At least 30 days prior to any meeting of stockholders at which it is proposed that any Director be removed from office, written notice shall be sent to the Director whose removal will be considered at the meeting.

          Section 6. Adoption, Amendment or Repeal of By-Laws.

               The Board of Directors shall have the power to adopt, alter, amend and repeal the By-Laws of the Corporation except with respect to any provision thereof which by law or the By-Laws requires action by the Stockholders. Any By-Laws of the Corporation adopted, altered, amended or repealed by the Directors under the powers conferred hereby may be altered, amended or repealed by the Directors or by the stockholders. Notwithstanding the foregoing or any other provisions of this Certificate of Incorporation or the By-Laws to the contrary, such action by the Board of Directors shall require the affirmative vote of at least two-thirds of the Directors then in office. Notwithstanding the foregoing or any other provisions of this Certificate of Incorporation or the By-laws to the contrary, any action by the stockholders to alter, amend or repeal the By-laws of the Corporation shall require the affirmative vote of at least two-thirds of the total votes eligible to be cast by stockholders with respect to such alteration, amendment or repeal, voting together as a single class, at a duly constituted meeting of stockholders called expressly for such purpose.

          Section 7. Nominating and Governance Committee.

               The Board of Directors shall maintain a Nominating and Governance Committee comprised of members of the Board of Directors. The Nominating and Governance

          Committee shall act in accordance with a committee charter adopted by the Board of Directors. Notwithstanding the foregoing, the Nominating and Governance Committee shall, in accordance with Section 141(a) of the General Corporation Law of the State of Delaware, have the full and exclusive power and authority otherwise conferred upon the Board of Directors to (i) evaluate candidates and nominate persons to stand for election at each annual meeting of stockholders, (ii) fill any vacancy created by the removal, resignation or retirement from the Board of Directors or the death of any Director; and (iii) upon any increase in the number of Directors, appoint any number of such additional Directors authorized in accordance with the requirements of this Certificate of Incorporation. The Nominating and Governance Committee may consider candidates for the Board of Directors derived from any source deemed appropriate, including nominees proposed by the Chairman of the Board of Directors and other members of the Board. All references to a "director" in Article VIII (Limitation of Liability) and Article IX (Indemnification) of this Certificate of Incorporation shall include any member of the Nominating and Governance Committee. Notwithstanding the foregoing, pursuant to the July 7, 2006 Amendment No. 1 to the Agreement and Plan of Reorganization, dated as of January 11, 2006 by and among the Corporation, VIDS Acquisition Corp. and Identix Incorporated, the members of the Board of Directors who were appointed by Identix Incorporated pursuant to that agreement have the right to appoint one additional member to the Board of Directors for the class of directors whose terms expire in 2009.

                                  ARTICLE VIII
                             LIMITATION OF LIABILITY
                             -----------------------

               A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders,
          (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
          Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is amended after the effective date of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

               Any repeal or modification of this Article VIII (i) by the stockholders of the Corporation or (ii) by an amendment to the General Corporation Law of the State of Delaware shall not adversely affect any right or protection existing at the time of such repeal or modification with respect to any acts or omissions occurring before such repeal or modification of a person serving as a Director at the time of such repeal or modification.

                                   ARTICLE IX
                                 INDEMNIFICATION
                                 ---------------

               The Corporation shall, to the maximum extent permitted from time to time under Section 145 of the General Corporation Law of the State of Delaware, as that section may be amended from time to time, indemnify and upon request, so long as in accordance with the provisions of said Section 145 and this Certificate of Incorporation and the By-Laws, shall advance expenses to, any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was or has agreed to be a director or officer of the Corporation or while a director or officer is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against any and all expenses (including attorney's fees and expenses), judgments, fines, penalties and amounts paid in settlement or incurred in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim; provided, however, that the foregoing shall not require the Corporation to indemnify or advance expenses to any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person. Such indemnification shall not be exclusive of other indemnification rights arising under any by-law, agreement, vote of directors or stockholders or otherwise and shall inure to the benefit of the heirs and legal representative of such person.

                                    ARTICLE X
                                   AMENDMENTS
                                   ----------

               The Corporation reserves the right to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute and this Certificate of Incorporation, and all rights conferred upon stockholders, directors, officers or any other persons are granted subject to this reservation. No repeal, alteration or amendment of this Certificate of Incorporation shall be made unless the same is first approved by the Board of Directors pursuant to a resolution adopted by the affirmative vote of a majority of the Directors then in office, and thereafter approved by shareholders; provided that a resolution adopted by the affirmative vote of at least (i) two-thirds of the members of the Board of Directors then in office and (ii) two-thirds of the independent members of the Board of Directors then in office shall be required to repeal, alter or amend Article VII,
          Section 3(a) or Article VII, Section 7. Whenever any vote of the holders of capital stock is required, and in addition to any other vote of holders of capital stock that is required by law, the affirmative vote of the holders of at least two-thirds (or such greater proportion as may be required by law) of the total votes eligible to be cast by holders of capital stock with respect to such repeal, alteration or amendment, voting together as a single class, at a duly constituted meeting of stockholders called expressly for such purpose shall be required to repeal, alter or amend any provision of, or adopt any provisions inconsistent with, any provision of this
          Article X, Sections 2, 3 and 4 of Article IV, Article VI, Article VII,
          Article VIII or

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          Article IX.

                            [Signature Page Follows]

     IN WITNESS WHEREOF, L-1 Holding Co. has caused this Amended and Restated Certificate of Incorporation to be executed on its behalf on this 16th day of May, 2007.

                            L-1 HOLDING CO.



                            By:  /s/  James A. DePalma
                               -------------------------------------------------
                               James A. DePalma
                               Executive Vice President, Chief Financial Officer and Treasurer